Exhibit 32.2

                          CERTIFICATIONS PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

                           (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of FIRST CORPORATION, a Colorado corporation (the "Company"), on Form 10-QSB for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission (the "Report"), Nadir Walji, Chief Executive Officer and Chief Financial Officer of the Company does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C.  1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/ Todd Larsen

         Todd Larsen, President  and Chief Executive Officer

    /s/ Sheryl Cousineau

         Sheryl Cousineau, Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer

     December 11, 2007

A signed original of this written statement required by Section 906 has been provided to FIRST CORPORATION and will be retained by FIRST CORPORATION and furnished to the Securities and Exchange Commission or its staff upon request.